UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

1601 Market Street, Philadelphia, Pennsylvania, 19103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Tender Offer

On September 12, 2017, Radian Group Inc. issued a press release announcing that it has commenced tender offers to purchase for cash its 5.50% senior notes due 2019 (the “2019 Notes”), its 5.25% senior notes due 2020 (the “2020 Notes”), and its 7.00% senior notes due 2021 (the “2021 Notes, and collectively with the 2019 Notes and the 2020 Notes, the “Notes”) up to an aggregate principal amount with respect to each series of Notes such that the aggregate consideration to be paid by the Company in respect of that series of Notes does not exceed the applicable Maximum Series Tender Cap (as defined below). The Maximum Series Tender Cap is equal to $150,000,000 for the 2019 Notes, $125,000,000 for the 2020 Notes, and $125,000,000 for the 2021 Notes. The tender offers are being made exclusively pursuant to an offer to purchase dated September 12, 2017, as the same may be amended or supplemented.

A copy of the press release announcing the tender offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated September 12, 2017 announcing tender offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: September 12, 2017	By:	/s/ J. Franklin Hall
J. Franklin Hall
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 12, 2017 announcing tender offers.